Exhibit 10.10

SUNEDISON SEMICONDUCTOR LIMITED

2014 NON-EMPLOYEE DIRECTOR INCENTIVE PLAN

1. Establishment and Purpose. SunEdison Semiconductor Limited hereby establishes, effective             , 2014, an incentive compensation plan known as the “SunEdison Semiconductor Limited 2014 Non-Employee Director Incentive Plan.” The purposes of the Plan are to enable the Company to attract, motivate and retain qualified and experienced individuals who may perform services for the Company as Non-Employee Directors, to compensate them for their contributions to the long-term growth and profits of the Company and to encourage them to acquire a proprietary interest in the success of the Company.

2. Definitions. The capitalized terms used in this Plan have the meanings set forth below.

(a) “Affiliate” means any corporation that is a Subsidiary of the Company and any limited liability company, partnership, corporation, joint venture, or any other entity in which the Company or any such Subsidiary owns an equity interest.

(b) “Agreement” means a written agreement, contract, certificate or other instrument or document evidencing the terms and conditions of an Award which may, in the discretion of the Company, be transmitted electronically to any Participant. Each Agreement shall be subject to the terms and conditions of the Plan.

(c) “Award” means a grant made under this Plan in the form of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares or any Other Award, whether singly, in combination or in tandem.

(d) “Board” means the Board of Directors of the Company.

(e) “Cause” shall mean, except as otherwise provided in an Agreement, a determination by a majority of the disinterested Board members that the Director has engaged in any of the following: (i) malfeasance in office; (ii) gross misconduct or neglect; (iii) false or fraudulent misrepresentation inducing the Director’s appointment; (iv) willful conversion of corporate funds; or (v) repeated failure to participate in Board meetings on a regular basis despite having received proper notice of the meetings in advance. The Committee, in its sole discretion, shall determine the effect of all matters and questions relating to whether a Participant has been discharged for Cause.

(f) “Change in Control” shall mean, except as otherwise provided in an Agreement, any of the following:

(i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a “Group”), together with any affiliates thereof;

(ii) the commencement of the liquidation or dissolution of the Company that occurs following the approval by the holders of capital stock of the Company of any plan or proposal for such liquidation or dissolution of the Company;

(iii) any Person or Group shall become the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), directly or indirectly, of shares representing more than 50% of the aggregate voting power of the issued and outstanding stock entitled to vote in the election of directors, managers or trustees (the “Voting Stock”) of the Company and such Person or Group actually has the power to vote such shares in any such election;

(iv) the replacement of a majority of the Board of Directors of the Company over a two-year period from the directors who constituted the Board of Directors of the Company at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors of the Company then still in office who either were members of such Board of Directors at the beginning of such period; or

(v) a merger or consolidation of the Company with another entity in which holders of the Common Stock of the Company immediately prior to the consummation of the transaction hold, directly or indirectly, immediately following the consummation of the transaction, 50% or less of the common equity interest in the surviving corporation in such transaction.

Notwithstanding anything herein to the contrary, an event described above shall be considered a Change in Control hereunder only if it also constitutes a “change in control event” under Section 409A of the Code, to the extent necessary to avoid the adverse tax consequences thereunder with respect to any Award subject to Section 409A of the Code.

(g) “Change in Control Date” shall mean the date on which the event giving rise to the Change in Control occurs, provided, in the case of a Change in Control defined in clause (ii) of the definition thereof, such date shall be the date on which the Company shall commence such liquidation or dissolution.

(h) “Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time, or any successor thereto. Any reference to a section of the Code shall be deemed to include a reference to any regulations promulgated thereunder.

(i) “Committee” means the committee of directors appointed by the Board to administer this Plan. In the absence of a specific appointment, “Committee” shall mean the Board.

(j) “Company” means SunEdison Semiconductor Limited, a Singapore public limited company, or any successor to all or substantially all of its businesses by merger, consolidation, purchase of assets or otherwise.

(k) “Continuous Service” means that the Participant’s service with the Company is not interrupted or terminated; provided that if any Award is subject to Section 409A of the Code, this determination shall be made in a manner consistent with Section 409A of the Code. The Committee or its delegate, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal or family leave of absences.

(l) “Director” means a member of the Board.

(m) “Disability” means, except as otherwise provided in an Agreement, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. The determination of whether an individual has a Disability shall be determined under procedures established by the Committee.

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended; “Exchange Act Rule 16b-3” means Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act or any successor regulation.

(o) “Fair Market Value” as of any date means, unless otherwise expressly provided in this Plan:

(i) the closing sales price of a Share on the Nasdaq Global Select Market, or if Shares are not quoted on the Nasdaq Global Select Market, on the New York Stock Exchange (“NYSE”) or any similar system then in use or, , or

(ii) if clause (i) is not applicable, what the Committee determines in good faith to be 100% of the fair market value of a Share on that date, taking into account the requirements of Section 409A of the Code, which determination shall be conclusive and binding on all persons.

The determination of Fair Market Value shall be subject to adjustment as provided in Section 13(f) hereof.

(p) “Fundamental Change” means a dissolution or liquidation of the Company, a sale of substantially all of the assets of the Company (in one or a series of transactions), a merger or consolidation of the Company with or into any other corporation, regardless of whether the Company is the surviving corporation, or a statutory share exchange involving capital stock of the Company.

(q) “Non-Employee Director” means a member of the Board who is a “non-employee director” within the meaning of Rule 16b-3.

(r) “Non-Qualified Stock Option” means an Option not intended to be an “incentive stock option” within the meaning of Sections 421 and 422 of the Code.

(s) “Option” means a right to purchase Stock (or, if the Committee so provides in an applicable Agreement, Restricted Stock). For the avoidance of doubt, an Option shall only be a Non-Qualified Stock Option.

(t) “Other Award” means a cash-based Award, an Award of Stock, or an Award based on Stock other than Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units or Performance Shares.

(u) “Parent” means a “parent corporation,” as that term is defined in Section 424(e) of the Code, or any successor provision.

(v) “Participant” means any Non-Employee Director to whom an Award is granted pursuant to the Plan or, if applicable, such other person who validly holds an outstanding Award.

(w) “Performance Criteria” means performance goals relating to certain criteria as further described in Section 12 hereof.

(x) “Performance Period” means one or more periods of time in duration, as the Committee may select, over which the attainment of one or more performance goals will be measured for the purpose of determining which Awards, if any, are to vest or be earned.

(y) “Performance Shares” means a contingent award of a specified number of Shares or Units, with each Performance Share equivalent to one or more Shares or a fractional Share or a Unit expressed in terms of one or more Shares or a fractional Share, as specified in the applicable Agreement, a variable percentage of which may vest or be earned depending upon the extent of achievement of specified performance objectives during the applicable Performance Period.

(z) “Person” means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

(aa) “Plan” means this SunEdison Semiconductor Limited 2014 Non-Employee Director Incentive Plan, as amended and in effect from time to time.

(bb) “Registration Date” means the date on which the Company sells its Common Stock in a bona fide, firm commitment underwriting pursuant to a registration statement under the Securities Act.

(cc) “Restricted Stock” means Stock granted under Section 10 hereof so long as such Stock remains subject to one or more restrictions.

(dd) “Restricted Stock Units” means Units of Stock granted under Section 10 hereof.

(ee) “Securities Act” means means the Securities Act of 1933, as amended and all rules and regulations promulgated thereunder. Reference to a specific section of the Securities Act or regulation thereunder shall include such section or regulation, any valid regulation or interpretation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(ff) “Share” means a share of Stock.

(gg) “Stock” means the Company’s ordinary shares of no par value, or any securities issued in respect thereof by the Company or any successor to the Company as a result of an event described in Section 13(f).

(hh) “Stock Appreciation Right” means a right pursuant to an Award granted under Section 8.

(ii) “Subsidiary” means a “subsidiary corporation,” as that term is defined in Section 424(f) of the Code, or any successor provision.

(jj) “Successor” with respect to a Participant means, except as otherwise provided in an Agreement, the legal representative of an incompetent Participant and, if the Participant is deceased, the beneficiary, if any, designated on forms prescribed by and filed with the Committee. If no designation of a beneficiary has been made, or if the Committee shall be in doubt as to the rights of any beneficiary, as determined in the Committee’s discretion, the Successor shall be the legal representative of the estate of the Participant or the person or persons who may, by bequest, inheritance, will, or the laws of descent and distribution, or under the terms of an Award, acquire the right to exercise an Option or Stock Appreciation Right or receive cash and/or Shares issuable in satisfaction of an Award in the event of a Participant’s death.

(kk) “Term” means the period during which an Option or Stock Appreciation Right may be exercised or the period during which the restrictions placed on Restricted Stock, Restricted Stock Units, or any other Award are in effect.

(ll) “Unit” means a bookkeeping entry that may be used by the Company to record and account for the grant of Stock, Units of Stock, Stock Appreciation Rights, Performance Shares, and any other Award expressed in terms of Units of Stock until such time as the Award is paid, canceled, forfeited or terminated. No Shares shall be issued at the time of grant, and the Company will not be required to set aside a fund for the payment of any such Award.

Except when otherwise indicated by the context, reference to the masculine gender shall include, when used, the feminine gender and any term used in the singular shall also include the plural.

3. Administration.

(a) Authority of Committee. The Committee shall administer this Plan or delegate its authority to do so as provided in Section 3(c) hereof or, in the Board’s sole discretion or in the absence of the Committee, the Board shall administer this Plan. Subject to the terms of the Plan, the Committee’s charter and applicable laws, and in addition to other express powers and authorization conferred by the Plan, the Committee shall have the authority:

(i) to construe and interpret the Plan and apply its provisions;

(ii) to promulgate, amend, and rescind rules and regulations relating to the administration of the Plan;

(iii) to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

(iv) to determine when Awards are to be granted under the Plan and the applicable grant date;

(v) from time to time to select, subject to the limitations set forth in this Plan, those Participants to whom Awards shall be granted;

(vi) to determine the number of shares of Stock or the amount of cash to be made subject to each Award, subject to the limitations set forth in this Plan;

(vii) to prescribe the terms and conditions of each Award, including, without limitation, the Award type, the exercise price and medium of payment and vesting provisions, and to specify the provisions of the Agreement relating to such grant;

(viii) to determine the target number of Performance Shares to be granted pursuant to a Performance Share Award, the performance measures that will be used to establish the performance goals, the performance period(s) and the number of Performance Shares earned by a Participant;

(ix) to designate an Award (including a cash bonus) as a performance compensation Award and to select the performance criteria that will be used to establish the performance goals;

(x) to amend any outstanding Awards, including for the purpose of modifying the time or manner of vesting, or the term of any outstanding Award; provided, however, that if any such amendment impairs a Participant’s rights or increases a Participant’s obligations under his or her Award or creates or increases a Participant’s federal income tax liability with respect to an Award, such amendment shall also be subject to the Participant’s consent;

(xi) to determine whether, to what extent and under what circumstances Awards may be settled, paid or exercised in cash, Shares or other Awards or other property, or canceled, forfeited, or suspended;

(xii) to determine the duration and purpose of leaves and absences which may be granted to a Participant without constituting termination of service for purposes of the Plan;

(xiii) to make decisions with respect to outstanding Awards that may become necessary upon a change in corporate control or an event that triggers anti-dilution adjustments;

(xiv) to interpret, administer, or reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; and

(xv) to exercise discretion to make any and all other determinations which it determines to be necessary or advisable for the administration of the Plan.

The Committee shall not have the right, without shareholder approval to (i) reduce or decrease the purchase price for an outstanding Option or Stock Appreciation Right, (ii) cancel an outstanding Option or Stock Appreciation Right for the purpose of replacing or re-granting such Option or Stock Appreciation Right with a purchase price that is less than the original purchase price, (iii) extend the expiration date of an Option or Stock Appreciation Right, or (iv) deliver stock, cash, or other consideration in exchange for the cancellation of an Option or Stock Appreciation Right, the purchase price of which exceeds the Fair Market Value of the Shares underlying such Option or Stock Appreciation Right.

(b) Committee Decisions Final. All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on the Company and the Participants, unless such decisions are determined by a court having jurisdiction to be arbitrary and capricious.

(c) Delegation. The Committee, or if no Committee has been appointed, the Board, may delegate administration of the Plan to a committee or committees of one or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. The Committee shall have the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board or the Committee shall thereafter be to the committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish, suspend or supersede the Committee at any time and revest in the Board the administration of the Plan. The members of the Committee shall be appointed by and serve at the pleasure of the Board. From time to time, the Board may increase or decrease the size of the Committee, add additional members to, remove members (with or without cause) from, appoint new members in substitution therefor, and fill vacancies, however, caused, in the Committee. The Committee shall act pursuant to a vote of the majority of its members or, in the case of a Committee comprised of only two members, the unanimous consent of its members, whether present or not, or by the written consent of the majority of its members and minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board. Subject to the limitations prescribed by the Plan and the Board, the Committee may establish and follow such rules and regulations for the conduct of its business as it may determine to be advisable.

(d) Board Authority. Any authority granted to the Committee may also be exercised by the Board or another committee of the Board duly appointed for such purpose. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control. Without limiting the generality of the foregoing, to the extent the Board has delegated any authority under this Plan to another committee of the Board, such authority shall not be exercised by the Committee unless expressly permitted by the Board in connection with such delegation.

(e) Determination of Awards. The Committee may from time to time determine that each individual who is elected or appointed to the office of director as a Non-Employee Director receive an Award as compensation, in whole or in part, for such individual’s services as a director. In determining the level and terms of such Awards for Non-Employee Directors, the Committee may consider such factors as compensation practices of comparable companies with respect to directors, consultants’ recommendations, and such other information as the Committee may deem appropriate.

4. Shares Available; Maximum Payouts.

(a) Shares Available. Subject to adjustment in accordance with Section 13(f), a total of 1,000,000 Shares shall be available for the grant of Awards under the Plan. Shares issued under this Plan may be authorized and unissued shares or issued shares held as treasury shares. The following Shares may not again be made available for issuance as Awards: (i) Shares not issued or delivered as a result of the net settlement of an outstanding Stock Appreciation Right or Stock Option, (ii) Shares used to pay the exercise price or taxes related to an outstanding Stock Option or Stock Appreciation Right, or (iii) Shares repurchased on the open market with the proceeds of a Stock Option exercise price.

(b) Shares Not Applied to Limitations. The following will not be applied to the Share limitations of subsection 4(a) above: (i) dividends or dividend equivalents paid in cash in connection with outstanding Awards, (ii) any Shares subject to an Award under the Plan which Award is forfeited, cancelled, terminated, expires or lapses for any reason, and (iii) Shares and any Awards that are granted through the settlement, assumption, or substitution of outstanding awards previously granted (subject to applicable repricing restrictions herein), or through obligations to grant future awards, as a result of a merger, consolidation, or acquisition of the employing company with or by the Company. If an Award is to be settled in cash, the number of Shares on which the Award is based shall not count toward the Share limitations of subsection 4(a).

(c) Award Limitations. No Participant shall be granted (i) Options to purchase Shares and Stock Appreciation Rights with respect to more than 50,000 Shares in the aggregate, (ii) any other Awards with respect to more than 75,000 Shares in the aggregate (or, in the event such Award denominated or expressed in terms of number of Shares or Units is paid in cash, the equivalent cash value thereof), or (iii) any cash bonus Award not denominated or expressed in terms of number of Shares or Units with a value that exceeds $200,000 in the aggregate, in each case, in any fiscal year of the Company under this Plan (such share limits being subject to adjustment under Section 13(f) hereof).

(d) No Fractional Shares. No fractional Shares may be issued under this Plan; fractional Shares will be rounded down to the nearest whole Share.

5. Eligibility. Awards may be granted under this Plan to any Non-Employee Director at the discretion of the Committee.

6. General Terms of Awards.

(a) Awards. Awards under this Plan may consist of Options, Stock Appreciation Rights, Performance Shares, Restricted Stock, Restricted Stock Units, or Other Awards.

(b) Agreements. Each Award under this Plan shall be evidenced by an Agreement setting forth the number of Shares of Restricted Stock, Stock, Restricted Stock Units, or Performance Shares, or the amount of cash, subject to such Agreement, or the number of Shares to which the Option applies or with respect to which payment upon the exercise of the Stock Appreciation Right is to be determined, as the case may be, together with such other terms and conditions applicable to the Award (not inconsistent with this Plan) as determined by the Committee in its sole discretion.

(c) Term. Each Agreement, other than those relating solely to Awards of Stock without restrictions, shall set forth the Term of the Award and any applicable Performance Period, as the case may be, but in no event shall the Term of an Award or the Performance Period be longer than ten years after the date of grant. An Agreement with a Participant may permit acceleration of vesting requirements and of the expiration of the applicable Term upon such terms and conditions as shall be set forth in the Agreement, which may, but, unless otherwise specifically provided in this Plan, need not, include, without limitation, acceleration resulting from the occurrence of the Participant’s death or Disability. Acceleration of the Performance Period and other performance-based Awards shall be subject to Section 9(b) or Section 12 hereof, as applicable.

(d) Transferability. Except as otherwise permitted by the Committee, during the lifetime of a Participant to whom an Award is granted, only such Participant (or such Participant’s legal representative) may exercise an Option or Stock Appreciation Right or receive payment with respect to any other Award. Except as otherwise permitted by the Committee, no Award of Restricted Stock (prior to the expiration of the restrictions), Restricted Stock Units, Options, Stock Appreciation Rights, Performance Shares or Other Award (other than an award of Stock without restrictions) may be sold, assigned, transferred, exchanged, or otherwise encumbered, and any attempt to do so (including pursuant to a decree of divorce or any judicial declaration of property division) shall be of no effect. Notwithstanding the immediately preceding sentence, an Agreement may provide that an Award shall be transferable to a Successor in the event of a Participant’s death.

(e) Termination of Continuous Service Generally. Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise and/or retain an Award following termination of the Participant’s service with the Company or its Affiliates, including, without limitation, upon death or a Disability, or other termination of Continuous Service. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement, need not be uniform among Award Agreements issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

(f) Change in Control. Unless otherwise provided in an Award Agreement, notwithstanding any provision of the Plan to the contrary, in the event of a Participant’s termination of Continuous Service without Cause during the 12-month period following a Change in Control Date, all Options and Stock Appreciation Rights shall become immediately exercisable with respect to 100% of the Shares subject to such Options or Stock Appreciation Rights, and/or the period of restriction shall expire and the Award shall vest immediately with respect to 100% of the Shares of Restricted Stock, Restricted Stock Units, and any other Award, and/or all performance goals or other vesting criteria will be deemed achieved at 100% target levels and all other terms and conditions will be deemed met as of the date of the Participant’s termination of Continuous Service. In addition, in the event of a Change in Control, an Award may be treated, to the extent determined by the Committee to be permitted under Section 409A of the Code, in accordance with one of the following methods as determined by the Committee in its sole discretion: (i) upon at least 10 days’ advance notice to the affected persons, cancel any outstanding Awards and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such Awards based upon the price per Share received or to be received by other shareholders of the Company in the event; or (ii) provide for the assumption of or the issuance of substitute awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted under the Plan, as determined by the Committee in its sole discretion. In the case of any Option or Stock Appreciation Right with an exercise price that equals or exceeds the price paid for a Share in connection with the Change in Control, the Committee may cancel the Option or Stock Appreciation Right without the payment of consideration therefor.

(g) Rights as Shareholder. A Participant shall have no right as a shareholder with respect to any securities covered by an Award until the date the Participant becomes the holder of record.

(h) Performance Conditions. The Committee may require the satisfaction of certain performance goals as a condition to the grant, vesting or payment of any Award provided under the Plan.

7. Stock Options.

(a) Terms of All Options.

(i) Grants. Each Option shall be granted pursuant to an Agreement as a Non-Qualified Stock Option. The provisions of separate Options need not be identical. In no event may Options known as reload options be granted hereunder.

(ii) Purchase Price. The purchase price of each Share subject to an Option shall be determined by the Committee and set forth in the applicable Agreement, but shall not be less than 100% of the Fair Market Value of a Share as of the date the Option is granted. The purchase price of the Shares with respect to which an Option is exercised shall be payable in full at the time of exercise, in cash or by certified or bank check. The purchase price may be paid, if the Committee so permits and upon such terms as the Committee shall approve, through delivery or tender to the Company of Shares held, either actually or by attestation, by such Participant (in each case, such Shares having a Fair Market Value as of the date the Option is exercised equal to the purchase price of the Shares being purchased pursuant to the Option) or through a net or cashless form of exercise as permitted by the Committee, or, if the Committee so permits, a combination thereof. Further, the Committee, in its discretion, may approve other methods or forms of payment of the purchase price, and establish rules and procedures therefor. Unless otherwise specifically provided in the Agreement, the purchase price of the Shares acquired pursuant to an Option that is paid by delivery (or attestation) to the Company of other Shares acquired, directly or indirectly from the Company, shall be paid only by Shares that have been held for more than six months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes).

(iii) Exercisability. Each Option shall vest and be exercisable in whole or in part on the terms provided in the Agreement. An Option that vests solely on the basis of the passage of time (and not on the basis of any performance standards) shall not vest more rapidly than ratably over a period of three years from the grant date beginning on the first anniversary of the Option grant date. An Option that vests based on performance standards shall not vest more rapidly than immediate vesting on the first anniversary of the Option grant date. Notwithstanding the foregoing, vesting of an Option may be accelerated upon the occurrence of certain events as provided in the Award Agreement. In no event shall any Option be exercisable at any time after its Term. When an Option is no longer exercisable, it shall be deemed to have lapsed or terminated. No Option may be exercised for a fraction of a Share.

(iv) Termination of Continuous Service. Unless otherwise provided in an Award Agreement, in the event a Participant’s Continuous Service terminates (other than upon the Participant’s death or Disability), the Participant may exercise his or her Option (to the extent that the Participant was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (a) the date three months following the termination of the Participant’s Continuous Service or (b) the expiration of the Term of the Option as set forth in the Award Agreement; provided that, if the termination of Continuous Service is by the Company for Cause, all outstanding Options (whether or not vested) shall immediately terminate and cease to be exercisable. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Award Agreement, the Option shall terminate.

(v) Disability of Optionholder. Unless otherwise provided in an Award Agreement, in the event that a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option (to the extent that the Participant was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (a) the date 12 months following such termination or (b) the expiration of the Term of the Option as set forth in the Award Agreement. If, after termination, the Participant does not exercise his or her Option within the time specified in the Award Agreement, the Option shall terminate.

(vi) Death of Optionholder. Unless otherwise provided in an Award Agreement, in the event a Participant’s Continuous Service terminates as a result of the Participant’s death, then the Option may be exercised (to the extent the Participant was entitled to exercise such Option as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Participant’s death, but only within the period ending on the earlier of (a) the date 12 months following the date of death or (b) the expiration of the Term of such Option as set forth in the Award Agreement. If, after the Participant’s death, the Option is not exercised within the time specified in the Award Agreement, the Option shall terminate.

8. Stock Appreciation Rights.

(a) Grant. An Award of a Stock Appreciation Right shall entitle the Participant, subject to terms and conditions determined by the Committee, to receive upon exercise of the Stock Appreciation Right all or a portion of the excess of (i) the Fair Market Value of a specified number of Shares as of the date of exercise of the Stock Appreciation Right over (ii) a specified purchase price which shall not be less than 100% of the Fair Market Value of such Shares as of the date of grant of the Stock Appreciation Right. Each Stock Appreciation Right shall be subject to such terms as provided in the applicable Agreement. Except as otherwise provided in the applicable Agreement, upon exercise of a Stock Appreciation Right, payment to the Participant (or to his or her Successor) shall be made in the form of cash, Shares or a combination of cash and Shares (as determined by the Committee if not otherwise specified in the Award) as promptly as practicable after such exercise. The Agreement may provide for a limitation upon the amount or percentage of the total appreciation on which payment (whether in cash and/or Stock) may be made in the event of the exercise of a Stock Appreciation Right. Participants holding Stock Appreciation Rights shall have no dividend rights with respect to Shares subject to such Stock Appreciation Rights.

(b) Exercisability. Each Stock Appreciation Right shall vest and be exercisable in whole or in part on the terms provided in the Agreement. A Stock Appreciation Right that vests solely on the basis of the passage of time (and not on the basis of any performance standards) shall not vest more rapidly than ratably over a period of three years from the grant date beginning on the first anniversary of the Stock Appreciation Right grant date. A Stock Appreciation Right that vests based on performance standards shall not vest more rapidly than immediate vesting on the first anniversary of the Option grant date. Notwithstanding the foregoing, the vesting of a Stock Appreciation Right may be accelerated upon the occurrence of certain events as provided in the Award Agreement. In no event shall any Stock Appreciation Right be exercisable at any time after its Term. When a Stock Appreciation Right is no longer exercisable, it shall be deemed to have lapsed or terminated. No Stock Appreciation Right may be exercised for a fraction of a Share.

9. Performance Shares.

(a) Initial Award. An Award of Performance Shares shall entitle a Participant to future payments based upon the achievement of performance targets established in writing by the Committee. Payment shall be made in cash or Stock, or a combination of cash and Stock, as determined by the Committee. Such performance targets and other terms and conditions shall be determined by the Committee in its sole discretion. The Agreement may establish that a portion of the maximum amount of a Participant’s Award will be paid for performance which exceeds the minimum target but falls below the maximum target applicable to such Award. The Agreement shall provide for the timing of such payment.

(b) Acceleration and Adjustment. The applicable Agreement may permit an acceleration of the Performance Period and an adjustment of performance targets and payments with respect to some or all of the Performance Shares awarded to a Participant, upon such terms and conditions as shall be set forth in the Agreement, upon the occurrence of certain events, which may, but need not, include without limitation, a Fundamental Change, the Participant’s death or Disability, a change in accounting practices of the Company or its Affiliates, a reclassification, stock dividend, stock split or stock combination, or other event as provided in Section 13(f) hereof. Notwithstanding the foregoing, an Award subject to this Section 9 shall vest or be earned no more rapidly than immediate vesting on the first anniversary of the Award grant date.

(c) Voting; Dividends. Participants holding Performance Shares shall have no voting rights with respect to such Awards and shall have no dividend rights with respect to Shares subject to such Performances Shares other than as the Committee so provides, in its discretion, in an Award Agreement; provided, that, any such dividends shall be subject to such restrictions and conditions as the Committee may establish with respect to the Performance Shares and shall be payable only at the same time as the underlying Performance Shares may become earned, vested, and payable.

10. Restricted Stock and Restricted Stock Unit Awards.

(a) Grant. A Restricted Stock Award is an Award of actual Shares, and a Restricted Stock Unit Award is an Award of Units having a value equal to the Fair Market Value of an identical number of Shares. All or any part of any Restricted Stock or Restricted Stock Unit Award may be subject to such conditions and restrictions as may be established by the Committee, and set forth in the applicable Award Agreement, which may include, but are not limited to, Continuous Service requirements, a requirement that a Participant pay a purchase price for such Award, the achievement of specific performance goals, and/or applicable securities laws restrictions. Subject to the restrictions set forth in the Agreement, during any period during which an Award of Restricted Stock or Restricted Stock Units is restricted and subject to a substantial risk of forfeiture, (i) Participants holding Restricted Stock Awards may exercise full voting rights with respect to such Shares and shall be entitled to receive all dividends and other distributions paid with respect to such Shares while they are so restricted and (ii) Participants holding Restricted Stock Units shall have no dividend rights with respect to Shares subject to such Restricted Stock Units other than as the Committee so provides, in its discretion, in an Award Agreement, and shall have no voting rights with respect to such Awards. Any dividends or dividend equivalents may be paid currently or may be credited to a Participant’s account and may be subject to such restrictions and conditions as the Committee may establish. If the Committee determines that Restricted Stock shall be held by the Company or in escrow rather than delivered to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to execute and deliver to the Company an escrow agreement satisfactory to the Committee, if applicable, and an appropriate blank stock power with respect to the Restricted Stock covered by such agreement.

(b) Restrictions.

(i) Restricted Stock awarded to a Participant shall be subject to the following restrictions until the expiration of the period during which the Award is restricted, and to such other terms and conditions as may be set forth in the applicable Award Agreement: (A) if an escrow arrangement is used, the Participant shall not be entitled to delivery of the stock certificate; (B) the Shares shall be subject to the restrictions on transferability set forth in the Award Agreement; (C) the Shares shall be subject to forfeiture for such period and subject to satisfaction of any applicable performance goals during such period, to the extent provided in the applicable Award Agreement; and (D) to the extent such Shares are forfeited, the stock certificates, if any, shall be returned to the Company, and all rights of the Participant to such Shares and as a shareholder with respect to such shares shall terminate without further obligation on the part of the Company.

(ii) Restricted Stock Units awarded to any Participant shall be subject to (A) forfeiture until the expiration of the period during which the Award is restricted, and the satisfaction of any applicable performance goals during such period, to the extent provided in the applicable Award Agreement, and to the extent such Restricted Stock Units are forfeited, all rights of the Participant to such Restricted Stock Units shall terminate without further obligation on the part of the Company and (B) such other terms and conditions as may be set forth in the applicable Award Agreement.

(iii) The Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock and Restricted Stock Units whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date the Restricted Stock or Restricted Stock Units are granted, such action is appropriate.

(c) Restricted Period. An Award of Restricted Stock or Restricted Stock Units that vests solely on the basis of the passage of time (and not on the basis of any performance standards) shall not vest more rapidly than immediate vesting on the first anniversary of the Award grant date. In the case of a Restricted Stock or Restricted Stock Units Award that vests based on performance standards, such Award shall not vest more rapidly than immediate vesting on the first anniversary of the Award grant date. Notwithstanding the foregoing, the vesting of a Restricted Stock or Restricted Stock Units Award may be accelerated upon the occurrence of certain events as provided in the Award Agreement. Each certificate representing Restricted Stock awarded under the Plan shall bear a legend in such form as the Company deems appropriate.

11. Other Awards. The Committee may from time to time grant Other Awards under this Plan, including without limitation those Awards pursuant to which a cash bonus award may be made or pursuant to which Shares may be acquired in the future, such as Awards denominated in Stock, Stock Units, securities convertible into Stock and phantom securities. The Committee, in its sole discretion, shall determine, and provide in the applicable Agreement for, the terms and conditions of such Awards provided that such Awards shall not be inconsistent with the terms and purposes of this Plan. The Committee may, in its sole discretion, direct the Company to issue Shares subject to restrictive legends and/or stop transfer instructions which are consistent with the terms and conditions of the Award to which such Shares relate. In addition, the Committee may, in its sole discretion, issue such Other Awards subject to the performance criteria under Section 12 hereof.

12. Performance-Based Awards.

(a) Application. Notwithstanding any other provision of the Plan, the Committee may provide, in its discretion, that an Award granted to any Participant is subject to this Section 12, to the extent the Committee deems appropriate.

(b) Performance Goals. Awards under the Plan may be made subject to the achievement of Performance Criteria, which shall be performance goals established by the Committee relating to one or more business criteria as determined in the sole discretion of the Committee.

(c) Adjustment of Payment. The applicable Agreement may permit an acceleration of the Performance Period and an adjustment of performance targets and payments with respect to some or all of the performance-based Award(s) awarded to a Participant, upon such terms and conditions as shall be set forth in the Agreement, upon the occurrence of certain events, which may, but need not, include without limitation a Fundamental Change, the Participant’s death or Disability, a change in accounting practices of the Company or its Affiliates, a reclassification, stock dividend, stock split or stock combination, or other event as provided in Section 13(f) hereof.

(d) Other Restrictions. The Committee shall have the power to impose such other restrictions on Awards subject to this Section 12 as it may deem necessary or appropriate.

13. General Provisions.

(a) Effective Date of this Plan. This Plan shall become effective as of January 17, 2014, provided that the Plan has been approved by the shareholders of the Company within twelve (12) months after the date the Plan is adopted by the Board.

(b) Duration of this Plan; Date of Grant. This Plan shall remain in effect for a term of ten years following the date on which it is effective (i.e., until January 17, 2024) or until all Shares subject to the Plan shall have been purchased or acquired according to the Plan’s provisions, whichever occurs first, unless this Plan is sooner terminated pursuant to Section 13(e) hereof. No Awards shall be granted pursuant to the Plan after such Plan termination or expiration, but outstanding Awards may extend beyond that date. The date and time of approval by the Committee of the granting of an Award shall be considered the date and time at which such Award is made or granted, or such later effective date as determined by the Committee, notwithstanding the date of any Agreement with respect to such Award; provided, however, that the Committee may grant Awards to persons who are about to become Non-Employee Directors, to be effective and deemed to be granted on the occurrence of certain specified contingencies, provided that such specified contingencies shall include, without limitation, that such person becomes a Non-Employee Director.

(c) Right to Terminate Service. Nothing in this Plan or in any Agreement shall confer upon any Participant the right to continue in the employment or other service of the Company or any Affiliate or affect any right which the Company or any Affiliate may have to terminate or modify the employment or other service of the Participant with or without cause.

(d) Taxes. A Participant shall be solely responsible for any applicable taxes (including, without limitation, income and excise taxes) and penalties, and any interest that accrues thereon, that he or she incurs in connection with the receipt, vesting, or exercise of any Award. As a condition to the delivery of any Shares, cash or other securities or property pursuant to any Award or the lifting or lapse of restrictions on any Award, or in connection with any other event that gives rise to a federal or other governmental tax withholding obligation on the part of the Company relating to an Award, (i) the Company may deduct or withhold (or cause to be deducted or withheld) from any payment or distribution to a Participant whether or not pursuant to the Plan (including Shares otherwise deliverable), (ii) the Committee will be entitled to require that the Participant remit cash to the Company, or (iii) the Company may enter into any other suitable arrangements to withhold, in each case in an amount sufficient in the opinion of the Company to satisfy such withholding obligation. Notwithstanding the foregoing, no Shares shall be withheld with a value exceeding the minimum amount of tax required to be withheld by law.

(e) Amendment, Modification and Termination of this Plan. Except as provided in this Section 13(e), the Board may at any time amend, modify, terminate or suspend this Plan. Except as provided in this Section 13(e), the Committee may at any time alter or amend any or all Agreements under this Plan to the extent permitted by law, in which event, the term “Agreement” shall mean the Agreement as so amended. Any such alterations or amendments may be made unilaterally by the Committee, subject to the provisions of this Section 13(e), unless such amendments are deemed by the Committee to be materially adverse to the Participant and are not required as a matter of law. Amendments are subject to approval of the shareholders of the Company only as required by applicable law or regulation, or if the amendment increases the total number of shares available under this Plan, except as provided in Section 13(f). No termination, suspension or modification of this Plan may materially and adversely affect any right acquired by any Participant under an Award granted before the date of termination, suspension or modification, unless otherwise provided in an Agreement or otherwise or required as a matter of law. It is conclusively presumed that any adjustment for changes in capitalization provided for in Sections 9(b), 12(c) or 13(f) hereof does not adversely affect any right of a Participant or other person under an Award. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Non-Employee Directors with the maximum benefits provided or to be provided without adverse tax consequences under the provisions of Section 409A of the Code and/or to bring the Plan and/or Awards granted under it into compliance therewith.

(f) Adjustment for Changes in Capitalization. Appropriate adjustments in the aggregate number and type of securities that may be issued, represented, and available for Awards under this Plan, in the limitations on the number and type of securities that may be issued to an individual Participant, in the number and type of securities and amount of cash subject to Awards then outstanding, in the Option purchase price as to any outstanding Options, in the purchase price as to any outstanding Stock Appreciation Rights, and, subject to Sections 9(b) and 12(c) hereof, in outstanding Performance Shares and performance-based Awards and payments with respect to outstanding Performance Shares and performance-based Awards, and comparable adjustments, if applicable, to any outstanding Other Award, automatically shall be made to give effect to adjustments made in the number or type of Shares through a

Fundamental Change, divestiture, distribution of assets to shareholders (other than ordinary cash dividends), reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, stock combination or exchange, rights offering, spin-off or other relevant change, provided that fractional Shares shall be rounded down to the nearest whole Share.

(g) Other Benefit and Compensation Programs. Payments and other benefits received by a participant under an Award shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of any termination, indemnity or severance pay laws and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or an Affiliate, unless expressly so provided by such other plan, contract or arrangement or the Committee determines that an Award or portion of an Award should be included to reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive cash compensation.

(h) Unfunded Plan. This Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under this Plan. Neither the Company, its Affiliates, the Committee, nor the Board shall be deemed to be a trustee of any amounts to be paid under this Plan nor shall anything contained in this Plan or any action taken pursuant to its provisions create or be construed to create a fiduciary relationship between the Company and/or its Affiliates, and a Participant or Successor. To the extent any person acquires a right to receive an Award under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

(i) Limits of Liability.

(i) Any liability of the Company to any Participant with respect to an Award shall be based solely upon contractual obligations created by this Plan and the Agreement.

(ii) Except as may be required by law, neither the Company nor any member or former member of the Board or the Committee, nor any other person participating (including participation pursuant to a delegation of authority under Section 3(c) hereof) in any determination of any question under this Plan, or in the interpretation, administration or application of this Plan, shall have any liability to any party for any action taken, or not taken, in good faith under this Plan.

(iii) To the full extent permitted by law, each member and former member of the Committee and each person to whom the Committee delegates or has delegated authority under this Plan shall be entitled to indemnification by the Company against any loss, liability, judgment, damage, cost and reasonable expense incurred by such member, former member or other person by reason of any action taken, failure to act or determination made in good faith under or with respect to this Plan.

(j) Compliance with Applicable Legal Requirements. The Company shall not be required to issue or deliver a certificate for Shares distributable pursuant to this Plan unless the issuance of such certificate complies with all applicable legal requirements including, without limitation, compliance with the provisions of applicable state securities laws, the Securities Act, the Exchange Act and the requirements of the exchanges, if any, on which the Company’s Shares may, at the time, be listed.

(k) Deferrals and Settlements. The Committee may require or permit Participants to elect to defer the issuance of Shares or the settlement of Awards in cash under such rules and procedures as it may establish under this Plan. It may also provide that deferred settlements include the payment or crediting of interest on the deferral amounts.

(l) Acceleration. The Committee shall have the power to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.

(m) Forfeiture. The Committee may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain events, in addition to applicable vesting conditions of an Award. Such events may include, without limitation, breach of non-competition, non-solicitation, confidentiality, or other restrictive covenants that are contained in the Award Agreement or otherwise applicable to the Participant, a termination of the Participant’s Continuous Service for Cause, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Affiliates.

(n) Clawback and Noncompete. Notwithstanding any other provisions of this Plan, any Award which is subject to recovery under any law, government regulation, stock exchange listing requirement, or Company policy, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement, or any policy adopted by the Company whether pursuant to any such law, government regulation or stock exchange listing requirement or otherwise. In addition and notwithstanding any other provisions of this Plan, any Award shall be subject to such noncompete provisions under the terms of the Award Agreement or any other agreement or policy adopted by the Company, including, without limitation, any such terms providing for immediate termination and forfeiture of an Award if and when a Participant becomes an employee, agent or principal of a competitor without the express written consent of the Company. For the avoidance of doubt, the Committee may specify in an Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain events, in addition to applicable vesting conditions of an Award. Such events may include, without limitation, breach of non-competition, non-solicitation, confidentiality, or other restrictive covenants that are contained in the Agreement or otherwise applicable to the Participant, a termination of the Participant’s service for Cause, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Affiliates.

(o) Sub-plans. The Committee may from time to time establish sub-plans under the Plan for purposes of satisfying blue sky, securities, tax or other laws of various jurisdictions in which the Company intends to grant Awards. Any sub-plans shall contain such limitations and other terms and conditions as the Committee determines are necessary or desirable. All sub-plans shall be deemed a part of the Plan, but each sub-plan shall apply only to the Participants in the jurisdiction for which the sub-plan was designed.

(p) Plan Headings. The headings in the Plan are for purposes of convenience only and are not intended to define or limit the construction of the provisions hereof.

(q) Non-Uniform Treatment. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who are eligible to receive, or actually receive, Awards. Without limiting the generality of the foregoing, the Committee shall be entitled to make non-uniform and selective determinations, amendments and adjustments and to enter into non-uniform and selective Award Agreements.

14. Substitute Awards. Awards may be granted under this Plan from time to time in substitution for Awards held by employees or directors of other corporations who are about to become Non-Employee Directors, or whose company for whom such individual provides services is about to become a Subsidiary of the Company, as the result of a merger or consolidation of the Company or a Subsidiary of the Company with another corporation, the acquisition by the Company or a Subsidiary of the Company of all or substantially all the assets of another corporation or the acquisition by the Company or a Subsidiary of the Company of at least 50% of the issued and outstanding stock of another corporation. The terms and conditions of the substitute Awards so granted may vary from the terms and conditions set forth in this Plan to such extent as the Board at the time of the grant may deem appropriate to conform, in whole or in part, to the provisions of the Awards in substitution for which they are granted.

15. Governing Law. To the extent that federal laws do not otherwise control, this Plan and all determinations made and actions taken pursuant to this Plan shall be governed by the laws of Missouri, without giving effect to principles of conflicts of laws, and construed accordingly, except for those matters subject to the General Corporation Law of Delaware, which shall be governed by such law, without giving effect to principles of conflicts of laws, and construed accordingly.

16. Severability. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

17. Section 409A. The Plan is intended to comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance therewith. Any payments that are due within the short-term deferral period as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable laws require otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid adverse tax consequences under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six-month period immediately following the Participant’s termination of Continuous Service shall instead be paid on the first payroll date after the six-month anniversary of the Participant’s separation from service (or the Participant’s death, if earlier). Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any tax or penalty under Section 409A of the Code and neither the Company nor the Committee will have any liability to any Participant or otherwise for such tax or penalty.